Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Transition Report of Terax Energy, Inc., a Nevada corporation (the “Company”), on Form 10-KSB for the six month period ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), J. William Rhea, IV, Chief Executive Officer (Principal Executive Officer) of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ J. William Rhea, IV
 J. William Rhea, IV
Chief Executive Officer
(Principal Executive Officer)
August 17, 2004

[A signed original of this written statement required by Section 906 has been provided to Terax Energy, Inc.and will be retained by Terax Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]